UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2015

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (630) 208-2200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2015, Richardson Electronics, Ltd. (“the Company”) announced that Robert J. Ben has been elected as the company’s Executive Vice President, Chief Financial Officer and Corporate Secretary effective August 17, 2015.  He will report directly to Edward J. Richardson, Chairman of the Board and Chief Executive Officer.

Mr. Ben spent the past 15 years with Cobra Electronics Corporation (“Cobra”) until its acquisition in 2014 by a private equity firm. Cobra is a designer and marketer of two-way mobile communications and mobile navigation products in the United States, Canada and Europe. Mr. Ben was most recently its Senior Vice President, Chief Financial Officer and Secretary. Prior to joining Cobra, Mr. Ben worked for Ivex Packaging Corporation and Abbott Laboratories as well as KPMG in Mergers and Acquisitions and for Ernst & Young as an auditor.

Mr. Ben received an MBA in Finance and Economics from the University of Chicago in 1995, and earned his undergraduate degree in Accounting from the University of Illinois in 1986. He received his certificate of public accountancy in 1986 and is a registered Certified Public Accountant in the state of Illinois.

The Company and Mr. Ben entered into an Employment, Nondisclosure and Non-compete Agreement on August 4, 2015 (the “Employment Agreement”).  Under the Employment Agreement, Mr. Ben's initial base salary will be $270,000 per year.  Mr. Ben will be granted a non-qualified option to purchase 15,000 shares of the Company’s common stock.  The option will have an exercise price equal to the fair market value of the Company’s common stock at the close of business on August 17, 2015, and the option will vest in five substantially equal annual installments.  Mr. Ben will be entitled to participate in the Company’s annual cash incentive plan with a target annual incentive bonus equal to 50% of his annual base salary.  Mr. Ben will also participate in other benefit plans offered to executive officers of the Company.

Under the Employment Agreement, Mr. Ben agrees not to compete with the Company during the term of his employment and for a period of twelve months thereafter.

A form of the Employment Agreement is filed herewith as Exhibit 10.1.  The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1   Form of Employment, Nondisclosure and Non-Compete Agreement between the Company and Robert J. Ben dated as of August 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

RICHARDSON ELECTRONICS, LTD.

Date: August 7, 2015	By:	/s/ Edward J. Richardson
	Name:	Edward J. Richardson
	Title:	CEO and Chairman of the Board